Exhibit 99.1
For immediate release:
Bank of Commerce Holdings™ announces Second Quarter 2010 Operating Results
REDDING, California, July 30, 2010/ PR Newswire— Patrick J. Moty, President & CEO of Bank of Commerce Holdings (NASDAQ:BOCH), a $930 million financial services holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™, and Bank of Commerce Mortgage™ today announced second quarter 2010 operating results.
“During the most recent quarter, our Company had many positive operating results including a slight decrease in other real estate owned, continued growth of our core customer deposit base, solid internal loan growth, a continued strong pipeline of potential new relationships and expansion of the net interest margin” said Patrick J. Moty, President & CEO.
“Our loan portfolio, while reflecting some deterioration in performance, remains well collateralized, and significant losses have not materialized. That being said, the Bank continues to increase its loss reserves as a precautionary measure.”
Year to Date 2010 Highlights
•	Recorded net income of $3.0 million, and net income available to common shareholders of $2.6 million compared to $2.9 million recorded and $2.4 available to common shareholders as of June 30,2009

•	$0.20 per diluted share compared to $0.28 at June 30, 2009

•	Total assets of $929.7 million, an increase of $116.3 million over 12-31-09

•	Total loans of $600.8 million, an increase of $10.8 million over 12-31-09

•	Total deposits of $643.0, an increase of $2.6 million over 12-31-09

•	Additional capital of $4.4 million was raised during the second quarter of 2010, resulting in the issuance of one million new shares. Total capital raised during the first and second quarter totaled $33.1 million which resulted in the issuance of 8.2 million new shares, which increased the denominator for EPS – Total shareholders equity of $102.7

•	$12.8 million in Allowance for loan losses 2.08% of total loans

•	Return on Average Assets (ROA) 0.73%

•	Return on Average Equity (ROE) 7.17%

2nd Quarter 2010 Highlights
•	Net Income available to common shareholders of $1.3 million, a decrease of 7.3% quarter-over-quarter from $1.4 million in the second quarter 2009

•	Diluted EPS of $0.08 compared to $0.16 in the second quarter 2009

•	Average portfolio loans up $44.1 million, an increase of 7.5% quarter-over-quarter from the second quarter 2009

•	Non-maturing core deposits up $33.2 million, an increase of 12.5% quarter-over-quarter from the second quarter 2009

•	Provision for loan loss of $1.6 million
Due to conservative loan underwriting, active servicing of problem credits, and maintenance of a healthy net interest margin, we have remained profitable during the recent economic downturn and positioned our Company to take advantage of growth opportunities in the coming years.
Net Interest Margin
A combination of reduced funding costs and an increase in the volume of higher yielding earning assets significantly improved our company’s net interest margin. Average interest bearing liabilities increased $7.5 million while total interest expense decreased $1.5 million or 48 basis points to 1.52%, as a percentage of total interest bearing liabilities, from the same period a year ago. Average loans increased by $48.3 million and contributed over $1.0 million to the margin in comparison to the same period a year ago. The additional interest income from the loan portfolio offset the $798,000 decrease in interest income from the investment portfolio. The net result was an increase to the net interest margin of $1.8 million, or 12.8% over the prior year for the six month period ended June 30, 2010. Net Interest margin was 4.15% compared to 3.77% for the same period in 2009.
Provisions for loan losses
Management has taken aggressive actions in provisioning for loan losses, charging down impairments, and keeping an attentive eye on expenses. As long as the U.S. economy remains weak, losses in the loan portfolio may increase. Our Company continues to take actions to enable us to navigate through this current economic and credit cycle. Elevated provisions are associated with an assertive and conservative reclassification of loans and management’s aggressive stance in recognizing impaired loans. Our Company has provided $3.9 million in provisions for loan and lease losses for the six months ended June 30, 2010 compared to $4.5 million for the same period a year ago. The allowance for loan losses was 2.08% of total portfolio loans at June 30, 2010 compared to 1.43% of total loans for the same period a year ago.
The real estate development properties and construction related portfolio is showing some signs of stability but generally remains under stress. Our Company’s Commercial and Industrial portfolio has weakened, especially those borrowers tied to real estate.
Our loan portfolio will likely continue to be influenced by weakness in real estate values, the effects of high unemployment levels, and general overall weakness in economic conditions.

Net charge offs were $2.3 million for the six month period ended at June 30, 2010 compared to net charge offs of $4.4 million for the same period a year ago. The charge-offs were centered in commercial & industrial and consumer residential real estate loans.
Nonperforming Assets
Non-performing assets were 2.74% of total assets as of June 30, 2010; 2.27% at December 31, 2009 and 1.93% at June 30, 2009.
OREO was $2.0 million at June 30, 2010 and $3.2 million for the same period a year ago. We are committed to working with our customers to find potential solutions when our customers experience financial difficulties.
Balance Sheet
Our Company continues to maintain a relatively low-risk, liquid and valuable available-for-sale investment portfolio. This resource is utilized as a source of liquidity as opportunities to reposition the balance sheet present themselves. During the six months ended June 30, 2010, Our Company has recorded approximately $1.1 million in realized gains on sales of securities. Proceeds from the sales were used to fund loan growth.
Our balance sheet has changed substantially over the second quarter from a year ago. Total assets are up $122.6 million or 15.2%, loans have increased by $13.2 million or 2.3% and total deposits have increased by $2.6 million or 0.40%.
Average loans, the largest component of average earning assets, increased $48.3 million or 8.4% on average compared with same period a year ago. Average securities including federal funds sold decreased $748,000 over the same period a year ago. The yield on earning assets decreased to 5.45% for the six-month period ended June 30, 2010 compared to 5.51% for the same period in the prior year. The decreased yield is primarily due to the liquidation of investment securities to fund loan growth.
Average interest-bearing deposits for the six-months ended June 30, 2010 decreased $7.5 million or 1.16% compared with the same period in the prior year. Average non-interest bearing deposits have increased by $2.7 million or 3.7% over the prior year six-month period.
Capital
The capital ratios of Redding Bank of Commerce continue to be above the well-capitalized guidelines established by bank regulatory agencies. Total risk-based capital to risk-weighted assets was 15.47% at June 30, 2010.
Bank of Commerce Holdings, with administrative offices in Redding, California is a financial service holding company that owns Redding Bank of Commerce™, Roseville Bank of Commerce™, and Bank of Commerce Mortgage™.
Our Company is a federally insured California banking corporation and opened on October 22, 1982.

BOCH is a NASDAQ National Market listed stock. Please contact your local investment advisor for purchases and sales. Investment firms making a market in BOCH stock are:
Howe Barnes Hoefer & Arnett Investment Inc. /
John T. Cavender
555 Market Street
San Francisco, CA (800) 346-5544
Hill, Thompson, Magid & Co. Inc / R.J. Dragani
15 Exchange Place, Suite 800
Jersey City, New Jersey 07030 (201) 369-2908
Keefe, Bruyette & Woods, Inc. /
Dave Bonaccorso
101 California Street, 37th Floor
San Francisco, CA 94105 (415) 591-5063
Sandler & O’Neil /Bryan Sullivan
919 Third Avenue, 6th Floor
New York, NY 10022 (888) 383-3112
McAdams Wright Ragen, Inc. /Joey Warmenhoven
1121 SW Fifth Avenue
Suite 1400
Portland, Oregon 97204 (866) 662-0351

This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve the Company’s plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:
•	Competitive pressure in the banking industry and changes in the regulatory environment.

•	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities.

•	The health of the economy declines nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of the Company’s loans.

•	Credit quality deteriorates which could cause an increase in the provision for loan losses.

•	Losses in the Company’s merchant credit card processing business.

•	Asset/Liability matching risks and liquidity risks.

•	Changes in the securities markets.
For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and under the heading:
“Risk factors that may affect results” and subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,	June 30,
Dollars in thousands	2010	2009	2009
ASSETS

Cash and due from banks, noninterest bearing	$36,815	$36,902	$36,352
Interest bearing due from banks	39,492	31,338	27,512
Federal funds sold and securities purchased under agreements to resell	—	—	15,140

Cash and cash equivalents	76,307	68,240	79,004

Securities available-for-sale, at fair value (including pledged collateral of $42,079 at June 30, 2010, $55,672 at December 31, 2009 and $60,678 at June 30, 2009)	176,001	80,062	75,480
Portfolio Loans, net of the allowance for loan losses of $12,767 at June 30, 2010, $11,207 at December 31, 2009 and $8,496 at June 30, 2009	600,832	590,023	587,637
Mortgage loans held for sale	26,875	27,288	20,225
Bank premises and equipment, net	9,988	9,980	10,586
Goodwill	3,695	3,727	3,727
Other real estate owned	2,039	2,880	3,229
Other assets	34,008	31,206	27,231

TOTAL ASSETS	$929,745	$813,406	$807,119

LIABILITIES AND STOCKHOLDERS’ EQUITY

Demand — noninterest bearing	$66,040	$69,448	$69,957
Demand — interest bearing	165,871	163,814	142,210
Savings accounts	76,438	65,414	59,432
Certificates of deposit	334,676	341,788	295,508

Total deposits	643,025	640,464	567,107

Securities sold under agreements to repurchase	13,444	9,621	10,843
Federal Home Loan Bank and Federal Reserve Bank borrowings	145,000	70,000	120,000
Mortgage warehouse lines of credit	—	—	17,512
Other liabilities	10,108	9,050	9,344
Junior subordinated debt payable to unconsolidated subsidiary grantor trust	15,465	15,465	15,465

Total Liabilities	827,042	744,600	740,271
Commitments and contingencies
Stockholders’ Equity:
Preferred stock (liquidation preference of $1,000 per share; issued 2008) 2,000,000 authorized; 17,000 shares issued and outstanding on June 30, 2010, December 31, 2009, and June 30, 2009	16,686	16,641	16,596
Common stock , no par value, 50,000,000 shares authorized; 16,991,495 shares issued and outstanding at June 30, 2010, 8,711,495 issued and outstanding on December 31, 2009 and at June 30, 2009	42,870	9,730	9,688
Common Stock Warrant	449	449	449
Retained earnings	40,041	39,004	37,922
Accumulated other comprehensive income, net of tax	443	657	30

Total Equity – Bank of Commerce Holdings	100,489	66,481	64,685
Non controlling interest in subsidiary	2,214	2,325	2,163

Total stockholders’ equity	102,703	68,806	66,848

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$929,745	$813,406	$807,119

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Condensed Consolidated Statements of Income (Unaudited)

	June 30,	June 30,	June 30,	June 30,
Amounts in thousands, except for per share data	2010	2009	2010	2009
Interest income:
Interest and fees on loans	$9,302	$9,272	$18,353	$17,321
Interest on tax-exempt securities	381	279	703	575
Interest on U.S. government securities	507	954	945	2,146
Interest on federal funds sold and securities purchased under agreements to resell	—	5	1	30
Interest on other securities	343	131	614	248

Total interest income	10,533	10,641	20,616	20,320

Interest expense:
Interest on demand deposits	226	239	456	546
Interest on savings deposits	221	238	440	519
Interest on certificates of deposit	1,554	1,900	3,315	3,781
Securities sold under agreements to repurchase	15	11	27	25
Interest on FHLB and other borrowings	138	539	274	1,120
Interest on junior subordinated debt payable to unconsolidated subsidiary grantor trust	207	216	415	431

Total interest expense	2,361	3,143	4,927	6,422

Net interest income	8,172	7,498	15,689	13,898
Provision for loan and lease losses	1,600	3,056	3,850	4,481

Net interest income after provision for loan losses	6,572	4,442	11,839	9,417

Noninterest income:
Service charges on deposit accounts	62	96	144	188
Payroll and benefit processing fees	100	104	228	238
Earnings on cash surrender value - Bank owned life insurance	107	117	215	203
Net gain on sale of securities available-for-sale	133	1,074	1,064	1,478
Net gain on transfer of financial assets	—	340	—	340
Merchant credit card service income, net	64	75	117	149
Mortgage brokerage fee income	2,753	1,302	5,292	1,302
Other income	118	87	219	162

Total noninterest income	3,337	3,195	7,279	4,060

Noninterest expense:
Salaries and related benefits	3,365	2,644	7,076	4,771
Occupancy and equipment expense	921	730	1,849	1,302
Write down of other real estate owned	1,067	—	1,249	—
FDIC insurance premium	254	301	505	574
Data processing fees	64	68	153	179
Professional service fees	543	295	943	454
Payroll and benefit fees	26	27	55	61
Deferred compensation expense	122	123	240	242
Stationery and supplies	96	26	176	79
Postage	45	76	87	157
Directors’ expense	68	120	152	157
Other expenses	929	483	2,200	877

Total noninterest expense	7,500	4,893	14,685	8,853

Income before provision for income taxes	2,409	2,744	4,433	4,624
Provision for income taxes	750	1,027	1,494	1,637

Net Income	1,659	1,717	2,939	2,987
Less: Net income attributable to non-controlling interest	144	101	(111)	101
Net Income attributable to Bank of Commerce Holdings	$1,515	$1,616	$3,050	$2,886

Less: preferred dividend and accretion on preferred stock	235	235	470	472
Income available to common shareholders	$1,280	$1,381	$2,580	$2,414
Basic earnings per share	$0.08	$0.16	$0.20	$0.28
Weighted average shares — basic	16,837	8,711	12,877	8,711
Diluted earnings per share	$0.08	$0.16	$0.20	$0.28
Weighted average shares — diluted	16,837	8,712	12,877	8,712
Cash Dividends declared	$0.06	$0.00	$0.06	$0.06

Average Balances, Interest Income/Expense and Yields/Rates Paid
(Unaudited, Dollars in thousands)

	Six Months Ended			Six Months Ended
	June 30, 2010			June 30, 2009
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Portfolio Loans[1]	$622,525	$18,353	5.90%	$574,206	$17,321	6.04%
Tax-exempt Securities[2]	34,288	703	4.10%	28,245	575	4.07%
US Government Securities	21,329	292	2.74%	8,624	192	4.45%
Mortgage backed Securities	32,076	653	4.07%	69,253	1,954	5.64%
Federal Funds Sold	990	1	0.20%	25,771	30	0.23%
Other Securities	44,236	602	2.72%	31,905	248	1.55%

Average Earning Assets	$755,444	$20,604	5.45%	$738,004	$20,320	5.51%

Cash & Due From Banks	$39,431			$19,388
Bank Premises	9,911			13,480
Other Assets	31,679			17,333

Average Total Assets	$836,465			$788,205

Interest Bearing Liabilities
Demand Interest Bearing	$143,813	$456	0.63%	$137,938	$546	0.79%
Savings Deposits	71,789	440	1.23%	63,499	519	1.63%
Certificates of Deposit	333,239	3,315	1.99%	289,925	3,781	2.61%
Repurchase Agreements	11,215	27	0.48%	11,523	25	0.43%
FHLB Borrowings	74,227	274	0.74%	124,393	1,120	1.80%
Trust Preferred Borrowings	15,465	415	5.37%	15,000	431	5.75%

	649,748	$4,927	1.52%	642,278	$6,422	2.00%

Noninterest bearing demand	74,713			72,009
Other Liabilities	26,893			8,674
Stockholders’ Equity	85,111			65,244

Average Liabilities and Stockholders’ Equity	$836,465			$788,205

Net Interest Income and Net Interest Margin		$15,677	4.15%		$13,898	3.77%

[1]	Average non-performing loans of $14.2 million are included

[2]	The yield on tax-exempt securities has not been adjusted to a tax-equivalent yield basis.

Average Balances, Interest Income/Expense and Yields/Rates Paid
(Unaudited, Dollars in thousands)

	Three Months Ended			Three Months Ended
	June 30, 2010			June 30, 2009
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Portfolio Loans	$629,535	$9,302	5.91%	$585,465	$9,272	6.33%
Tax-exempt Securities	45,187	381	3.37%	27,199	279	4.10%
US Government Securities	22,951	149	2.60%	5,962	65	4.36%
Mortgage backed Securities	40,996	358	3.49%	58,365	889	6.09%
Federal Funds Sold	0	0	0.00%	13,458	5	0.15%
Other Securities	40,873	343	3.36%	28,370	131	1.85%

Average Earning Assets	$779,542	$10,533	5.40%	$718,819	$10,641	5.92%

Cash & Due From Banks	$34,542			$21,145
Bank Premises	9,934			10,464
Other Assets	32,743			20,782

Average Total Assets	$856,761			$771,210

Interest Bearing Liabilities
Demand Interest Bearing	$151,280	$226	0.60%	$136,274	$239	0.70%
Savings Deposits	73,370	221	1.20%	61,220	238	1.56%
Certificates of Deposit	328,110	1,554	1.89%	276,483	1,900	2.75%
Repurchase Agreements	12,162	15	0.49%	11,110	11	0.40%
FHLB Borrowings	91,154	138	0.61%	125,164	539	1.72%
Trust Preferred Borrowings	15,465	207	5.35%	15,465	216	5.59%

	671,541	$2,361	1.41%	625,716	$3,143	2.01%

Noninterest bearing demand	75,474			69,410
Other Liabilities	9,753			12,904
Stockholders’ Equity	99,993			63,180

Average Liabilities and Stockholders’ Equity	$856,761			$771,210

Net Interest Income and Net Interest Margin		$8,172	4.19%		$7,498	4.17%

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Quarterly Financial Condition Data (Unaudited) For the Quarter Ended

	June 30,	March 31,	December 31,	September 30,	June 30,
Dollars in thousands, except for per share data	2010	2010	2009	2009	2009

Interest income:
Interest and fees on loans	$9,302	$9,051	$9,184	$9,355	$9,272
Interest on tax-exempt securities	381	322	311	278	279
Interest on U.S. government securities	507	439	676	628	954
Interest on federal funds sold and securities repurchased under agreements to resell	—	1	1	1	5
Interest on other securities	343	270	266	309	131

Total interest income	10,533	10,083	10,438	10,571	10,641

Interest expense:
Interest on demand deposits	226	230	229	240	239
Interest on savings deposits	221	219	221	223	238
Interest on certificates of deposit	1,554	1,761	1,906	1,941	1,900
Securities sold under repurchase agreements	15	12	13	13	11
Interest on FHLB and other borrowings	138	136	172	514	539
Interest on junior subordinated debt payable to unconsolidated subsidiary grantor trust	207	208	208	234	216

Total interest expense	2,361	2,566	2,749	3,165	3,143

Net interest income	8,172	7,517	7,689	7,406	7,498
Provision for loan and lease losses	1,600	2,250	3,150	1,844	3,056

Net interest income after provision for loan and lease losses	6,572	5,267	4,539	5,562	4,442

Noninterest income:
Service charges on deposit accounts	62	82	94	108	96
Payroll and benefit processing fees	100	128	105	109	104
Earnings on cash surrender value — bank owned life insurance	107	108	107	108	117
Net gain on sale of securities available-for-sale	133	931	454	506	1,074
Net gain on sale of loans	—		1	—	340
Merchant credit card service income, net	64	54	68	80	75
Mortgage brokerage fee income	2,753	2,539	2,112	1,913	1,302
Other income	118	100	119	120	87

Total noninterest income	3,337	3,942	3,060	2,944	3,195

Noninterest expense:
Salaries and related benefits	3,365	3,711	3,209	2,902	2,644
Occupancy and equipment expense	1,988	1,110	1,339	1,124	730
FDIC insurance premium	254	251	279	421	301
Data processing fees	64	89	51	52	68
Professional service fees	543	400	146	220	295
Payroll processing fees	26	29	26	27	27
Deferred compensation expense	122	118	118	118	123
Stationery and supplies	96	80	44	62	26
Postage	45	42	36	—	76
Directors’ expense	68	84	67	75	120
Other expenses	929	1,271	802	653	483

Total noninterest expense	7,500	7,185	6,117	5,654	4,893

Income before provision for income taxes	2,409	2,024	1,482	2,852	2,744
Provision for income taxes	750	744	43	1,010	1,027

Net Income	1,659	1,280	1,439	1,842	1,717
Less: (Loss) income non-controlling interest	144	(255)	33	129	101
Net income attributable to Bank of Commerce Holdings	$1,515	$1,535	$1,406	$1,713	$1,616

Less preferred dividend and accretion on preferred stock	$235	$235	$235	$235	$235
Income available to common stockholders	$1,280	$1,300	$1,171	$1,478	$1,381

Basic earnings per share	$0.08	$0.15	$0.13	$0.17	$0.16
Weighted average shares — basic	16,837	8,871	8,711	8,711	8,711
Diluted earnings per share	$0.08	$0.15	$0.13	$0.17	$0.16
Weighted average shares — diluted	16,837	8,871	8,711	8,711	8,712
Cash dividends per share	$0.06	$0.06	$0.06	$0.12	$0.00

Contact Information:
Patrick J. Moty, President & CEO
Telephone (530) 722-3953
Linda J. Miles, Chief Operating Officer
Telephone (530) 722-3955
Samuel D. Jimenez, Senior Vice President and CFO
Telephone (530) 722-3952